UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 24, 2007 (January 18, 2007)

GMH COMMUNITIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-32290	201181390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Campus Boulevard

Newtown Square, Pennsylvania 19073

(Address of principal executive offices)

(610) 355-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On January 18, 2007, the Compensation Committee of the Board of Trustees of GMH Communities Trust (the “Company”) approved and ratified 2006 cash bonus payments to Gary M. Holloway, Sr., Bruce F. Robinson, John DeRiggi, J. Patrick O’Grady and Joseph M. Macchione, the Company’s executive officers who are expected to be presented as named executive officers in the Company’s definitive proxy statement relating to its 2007 annual meeting of shareholders (the “2007 Proxy”).

Each of these executive officers has an employment agreement with the Company, copies of which have been filed previously with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Employment Agreements”). Under the terms of the Employment Agreements, the Company’s Board of Trustees or Compensation Committee is required to meet during the first 90 days of each calendar year (120 days solely with respect to the 2006 calendar year for Messrs. DeRiggi, O’Grady and Macchione) to determine the relevant individual and corporate performance goals for each executive officer for the then-current year. At the end of that year, an assessment of individual and corporate performance against these goals is used to determine the cash incentive bonuses to be awarded in accordance with specific formulae set forth under the Employment Agreements.

In light of the events surrounding the previously disclosed special investigation by the Audit Committee of the Board of Trustees, which commenced in the first quarter of 2006 and did not end until the second quarter of 2006, the Compensation Committee did not set individual and corporate performance goals for the executive officers during the respective timeframes called for by the Employment Agreements.  Accordingly, the 2006 cash bonus awards for executive officers, as approved by the Compensation Committee, were not determined pursuant to the compensatory plan as specifically called for under the Employment Agreements. A complete analysis of the factors reviewed by the Compensation Committee in determining 2006 cash bonus awards for executive officers will be set forth in the 2007 Proxy.

The 2006 bonuses are as follows:  Gary M. Holloway, Sr., Chairman, President and CEO (no bonus award); Bruce F. Robinson, President of Military Housing Business ($402,000); John DeRiggi, Chief Investment Officer and President of Student Housing Business ($345,000); J. Patrick O’Grady, EVP and Chief Financial Officer($140,000); and Joseph M. Macchione, EVP, General Counsel and Secretary ($300,000).  With respect to Mr. O’Grady’s 2006 cash bonus award, the Company was required to pay a guaranteed cash bonus of no less than $120,000, of which $100,000 was required to be paid within five business days of his commencement of employment on July 1, 2006, and accordingly was paid on July 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2007

GMH COMMUNITIES TRUST

	By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
	Title:	Executive Vice President, General Counsel, and Secretary